UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) May 23, 2011
Commercial Metals Company

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-4304	75-0725338

(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd.
Irving, Texas	75039

(Address of Principal Executive Offices)	(Zip Code)
(214) 689-4300

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
     On May 23, 2011, the Board of Directors of Commercial Metals Company (the “Company”) announced that effective September 1, 2011, Joseph Alvarado will assume the role of President and Chief Executive Officer of the Company. Mr. Alvarado joined the Company as Executive Vice President and Chief Operating Officer in April 2010 and was promoted to the position of President on April 6, 2011. From 2004 to 2007, Mr. Alvarado was employed as President and Chief Operating Officer at Lone Star Technologies, Inc., a Dallas, Texas-based manufacturer and marketer of alloy and carbon welded oil country tubular goods and line pipe. In 2007, U.S. Steel, a steel producer, acquired Lone Star Technologies, Inc. and named Mr. Alvarado its President, U.S. Steel Tubular Products.
     In connection with Mr. Alvarado’s appointment as President and Chief Executive Officer of the Company, Mr. Alvarado’s employment agreement (the “Alvarado Agreement”) with the Company was amended to reflect the effective date of his new position and his new title.
     Murray R. McClean will continue to serve the Company as Chief Executive Officer through August 31, 2011 and will continue to serve as Chairman of the Board of Directors through August 31, 2012. In connection with his transition, on May 23, 2011, the Company and Mr. McClean entered into an Amended and Restated Employment Agreement (the “McClean Agreement”) to reflect: (i) the effective date of his new position, (ii) his new title, and (iii) his revised minimum annual base salary of $400,000 effective September 1, 2011. Mr. McClean’s salary, benefits and other terms and conditions of employment will remain unchanged through August 31, 2011. Pursuant to the McClean Agreement, the Company agreed to pay Mr. McClean a lump sum payment of $3,023,860 and other specified benefits and payments upon his ultimate retirement from the Company. The McClean Agreement provides for accelerated vesting of certain of Mr. McClean’s outstanding equity awards. Under the McClean Agreement, certain non-competition and non-solicitation restrictions and confidentiality provisions in Mr. McClean’s prior employment agreement will continue to apply to Mr. McClean, and he agreed to a release and waiver of claims in favor of the Company.

Item 7.01	Regulation FD Disclosure.
     On May 23, 2011, the Company issued a press release (the “Press Release”) announcing that effective September 1, 2011, Mr. Alvarado will assume the role of President and Chief Executive Officer of the Company. A copy of the Press Release is attached hereto as Exhibit 99.1.
     The information in this Item 7.01 of Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits
     The following exhibit is furnished with this Form 8-K.

99.1	Press Release dated May 23, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL METALS COMPANY
Date: May 27, 2011	By:	/s/Ann J. Bruder
		Name:	Ann J. Bruder
		Title:	Senior Vice President of Law, Government Affairs and Global Compliance, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release dated May 23, 2011.